Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 11, 2026, by and among Ming Shing Group Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Buyer”), those Sellers set forth in Annex I hereto (the “Sellers” and each a “Seller”), Meals Through Seasons Limited, a British Virgin Islands Business Company (the “Holding Company”), and, solely for purposes of making the representations and warranties expressly set forth herein with respect to its business and operations, Meal Though Seasons HK Limited, a private company limited by shares incorporated under the laws of Hong Kong (the “Company”). Buyer, the Sellers, the Holding Company, and the Company are referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Sellers directly or indirectly own an aggregate of 50,000 ordinary shares of the Holding Company, par value $1.00 per share (the “Shares”) in the proportions set forth opposite their names in Annex I constituting, in aggregate, a 100% equity interest in the Holding Company;

WHEREAS, the Holding Company directly owns an aggregate of 10,000 ordinary shares of the Company, no par value per share(the “Company Shares”) constituting, in aggregate, a 100% equity interest in the Company;

WHEREAS, Buyer desires to purchase from the Sellers, and the Sellers desire to sell to Buyer, all of the Shares, upon the terms and subject to the conditions set forth herein, so that, immediately following the Closing, Buyer shall own all of the Shares and thereby acquire a 100% direct equity interest in the Holding Company and a 100% indirect equity interest in the Company;

WHEREAS, the aggregate consideration payable by Buyer to the Sellers for the Shares will consist of (i) the issuance of Class A Ordinary Shares to the Sellers at the Closing in the aggregate amount of the Share Consideration, and (ii) unsecured convertible promissory notes (the “Notes”) to be issued pursuant to the Note Purchase Agreement in the principal amounts set forth in Annex I hereto, and the Parties intend that the Notes and the Share Consideration shares will constitute restricted securities issued in a transaction exempt from registration pursuant to Regulation S under the Securities Act; and

WHEREAS, the Parties desire to set forth herein the terms and conditions governing the purchase and sale of the Shares and the related transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or its Affiliates) relating to any direct or indirect acquisition of all or any material portion of the equity interests, business or assets of the Company, whether by merger, consolidation, sale of shares, sale of assets, recapitalization or otherwise.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Basket” means $500,000.

“Performance Tranche Limitation” has the meaning given to it in the Note Purchase Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” means Buyer and its Affiliates and their respective directors, officers, employees, managers, agents, successors and permitted assigns.

“Buyer Material Adverse Effect” means any event, change, effect, development, circumstance or occurrence that, individually or in the aggregate, materially impairs Buyer’s ability to consummate the transactions contemplated by this Agreement, the Note Purchase Agreement or the Notes.

“Claim Notice” means written notice of an indemnification claim delivered in accordance with Article VII.

“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0005 per share, of Buyer.

“Closing” means the consummation of the purchase and sale of the Shares and the other transactions contemplated by this Agreement.

“Closing Date” means August 31, 2026, or such other date as Buyer and the Seller Representative may agree in writing, on which the Closing occurs.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

 “Company Shares” has the meaning set forth in the preamble.

“Company Material Adverse Effect” means any event, change, effect, development, circumstance or occurrence that, individually or in the aggregate, is materially adverse to the business, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change, effect, development, circumstance or occurrence arising out of or resulting from general economic conditions, general industry conditions, changes in law, changes in GAAP, changes in financial markets or geopolitical conditions, except, in each case, to the extent the Company and its Subsidiaries are disproportionately adversely affected thereby relative to other similarly situated companies operating in the same industries.

“Conversion Shares” means the Class A Ordinary Shares issuable upon conversion of the Notes.

“Conversion Price” has the meaning given to it in the Notes.

“Convertible Promissory Notes” or “Notes” means the unsecured convertible promissory notes to be issued by Buyer to the Note Recipients in the aggregate original principal amount of the Note Consideration, in substantially the form attached as Exhibit B, as executed and delivered at the Closing pursuant to the Note Purchase Agreement; each such note is referred to individually as a “Note”.

“Disclosure Schedule” means the disclosure schedule delivered by the Sellers, the Holding Company and the Company to Buyer concurrently with the execution of this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Forecast” means the written financial forecast provided by the Holding Company or the Company to Buyer, setting forth the forecast net profit after tax for each of the three performance years for purposes of testing the Minimum Forecast Threshold defined under the Note Purchase Agreement and the Notes.

“Fundamental Representations” means the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 4.1, Section 4.2, Section 4.3, Section 4.4, and Section 4.5.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” means any federal, state, provincial, local, municipal, foreign or supranational government, any governmental, regulatory or administrative authority, agency, commission, department, board, bureau, court, tribunal or instrumentality, and any self-regulatory organization, including Nasdaq and the SEC.

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“Holding Company” has the meaning set forth in the preamble.

“Indemnified Party” means a Person entitled to indemnification under Article VII.

“Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of any jurisdiction, whether registered or unregistered: (i) trade names, trademarks, trade dress, brand names, slogans, service marks, domain names, other Internet addresses or identifiers, design rights, product jingles, advertising campaigns and all other indicia of source, all applications (including intent to use applications and similar reservations of marks) and registrations thereof and all goodwill associated with any of the foregoing; (ii) patents and patent applications; (iii) published and unpublished works of authorship, including copyrights therein and all applications and registrations thereof; (iv) trade secrets, know-how, inventions, discoveries, methods, processes and processing instructions, technical data, specifications, research and development information, technology including rights and licenses, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use not otherwise defined in subclauses (i), (ii) and (iii) hereof; and (v) moral rights, publicity rights, database rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not otherwise defined in subclauses (i), (ii), (iii) and (iv) hereof .

“Indemnifying Party” means a Party required to provide indemnification under Article VII.

“Knowledge” means, the actual knowledge of the executive officers and directors of the relevant Person (including, without limitation, with respect to the Holding Company or the Company, the Person primarily responsible for SEC reporting, and for all Persons, finance, legal affairs and the transactions contemplated hereby), together with any knowledge that any such Person would have obtained after reasonable inquiry or investigation of the relevant books and records and reasonable inquiry of the officers, employees, outside counsel, auditors and other representatives having responsibility for the subject matter at issue.

“Lien” means any mortgage, pledge, lien, charge, security interest, encumbrance, option, right of first refusal, voting trust, proxy, adverse claim or restriction of any kind.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is eighteen (18) months after the Closing Date.

“Losses” means any and all losses, damages, liabilities, deficiencies, judgments, settlements, awards, fines, penalties, costs and expenses, including reasonable and documented attorneys’ fees and expenses; provided, however, that Losses shall not include punitive damages except to the extent actually awarded to a third party.

“Material Contract” means: (i) with respect to the Buyer, any Contract that Buyer has filed, or is required to file, with the U.S. Securities and Exchange Commission as an exhibit pursuant to Form 20-F (including Item 19, Exhibits), and, to the extent applicable, any material agreement required to be disclosed or furnished on Form 6-K pursuant to Exchange Act Rules 13a-16 or 15d-16 (17 C.F.R. §§ 240.13a-16, 240.15d-16); and (ii) with respect to the Holding Company and the Company, those contracts set forth on Schedule 3.6 hereto.

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“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Minimum Price” means the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)(1), being the lower of (a) the Nasdaq Official Closing Price of Buyer’s Class A Ordinary Shares immediately preceding the signing of the Note Purchase Agreement, or (b) the average Nasdaq Official Closing Price of Buyer’s Class A Ordinary Shares for the five (5) trading days immediately preceding such signing date.

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

“Note Consideration” means the portion of the Purchase Price payable by Buyer through issuance and delivery of the Notes in the aggregate original principal amount of $360,000,000.00, pursuant to and governed by the Note Purchase Agreement.

“Note Purchase Agreement” or “NPA” means the Note Purchase Agreement, to be dated as of the Closing Date, by and among Buyer and the Note Recipients, substantially in the form attached as Exhibit A, pursuant to which Buyer shall issue the Notes.

“Note Recipients” means the Sellers in their capacity as “Holder” under the terms of the Notes and “Purchaser” under the terms of the NPA.

“Outside Date” means October 31, 2026.

“Permitted Liens” means (a) statutory Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (b) mechanics’, carriers’, workmen’s, repairmen’s and similar statutory Liens arising or incurred in the ordinary course of business for amounts not yet due and payable or being contested in good faith by appropriate proceedings, and (c) such imperfections of title, easements and encumbrances, if any, that do not materially detract from the value of, or materially interfere with the present use of, the assets subject thereto.

“Person” means any individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, Governmental Authority or other entity.

“Purchase Price” means the aggregate consideration payable by Buyer for the Shares, equal to the total of the Share Consideration and the Note Consideration.

“Sanctions” means any applicable economic or financial sanctions, trade embargoes or restrictive measures administered, enacted or enforced by the United States government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any other applicable Governmental Authority.

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“Sanctioned Person” means any Person that is the subject or target of Sanctions, including any Person listed on any sanctions-related list maintained by any applicable Governmental Authority, any Person located, organized or resident in a country or territory that is the subject or target of comprehensive territorial Sanctions, or any Person owned or controlled by any such Person.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Related Party” means any Seller, any director, officer or shareholder of the Holding Company, the Company or any of their respective Subsidiaries, any immediate family member of any natural person described in this sentence, and any Affiliate of any of the foregoing Persons, other than the Holding Company, the Company and their respective Subsidiaries, or any Person otherwise who would otherwise be deemed a “related person” under Item 404(a) of Regulation S-K promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, Buyer’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnified Parties” means the Sellers and their respective Affiliates and their respective directors, officers, employees, managers, agents, successors and permitted assigns.

“Seller Representative” means Hongs Smart Limited, solely in such Person’s capacity as the representative, agent, proxy, and attorney-in-fact for and on behalf of the Sellers, with the authority set forth in the Seller Representative Provisions herein.

“Share Consideration” means 150,000,000 Class A Ordinary Shares, at an agreed valuation of $1.00 per Ordinary Share, to be issued directly to the Sellers at the Closing in the proportions set forth in Annex I.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which such Person directly or indirectly owns securities or other interests representing more than fifty percent (50%) of the voting power or economic interests.

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“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties and other assessments of any kind, together with any interest, penalties and additions thereto.

“Transaction Documents” means this Agreement, the Note Purchase Agreement, the Notes, the share transfer instruments, the officer’s certificates, and all other agreements, certificates, instruments and documents executed and delivered in connection with the transactions contemplated hereby.

“Voting Rights Limitation” means that, upon conversion of the Notes, no holder of Conversion Shares, together with its Affiliates, shall hold total voting rights exceeding 24% of the total voting rights of Buyer’s outstanding capital shares on a fully diluted basis.

Section 1.2 Interpretation

Unless the context otherwise requires, (a) words in the singular include the plural and vice versa; (b) references to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement; (c) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (d) references to “dollars” or “$” are to United States dollars; and (e) the word “or” is not exclusive.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE; CLOSING

Section 2.1 Purchase and Sale of the Shares

Upon the terms and subject to the conditions of this Agreement, at the Closing the Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Sellers, all right, title and interest in and to the Shares in such proportions set forth opposite such Sellers’ names in Annex I, free and clear of all Liens.

Section 2.2 Purchase Price

The aggregate Purchase Price for the Shares shall be an amount equal to the sum of the Share Consideration and the Note Consideration, allocated among the Sellers in the proportions set forth in Annex I. The parties agree that the $1.00 price per share of the Share Consideration is a contractual reference agreed between the parties hereto, and shall not be construed as a representation or warranty by either the Party as to the fair value or fair market value of the Class A Ordinary Shares for financial reporting, valuation, taxation, or any other purpose not expressly contemplated herein.

Section 2.3 Payment of Purchase Price

Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall (a) issue and deliver, or cause to be issued and delivered, to each Seller the Class A Ordinary Shares comprising such Seller’s respective portion of the Share Consideration as set forth in Annex I, and (b) execute and deliver, or cause to be executed and delivered, to the Note Recipients, pursuant to and subject to the terms of the Note Purchase Agreement, the Notes in the aggregate original principal amount of the Note Consideration. The Share Consideration and the Note Consideration, together, shall constitute the Purchase Price. The Parties acknowledge and agree that the Notes are governed exclusively by the Note Purchase Agreement and the Notes and are being issued as partial payment of the Purchase Price for the Shares. Except as expressly provided in the Note Purchase Agreement or the Notes, this Agreement does not amend, restate or supplement the terms of the Notes.

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Section 2.4 The Closing

The Closing shall take place remotely by electronic exchange of signatures and closing deliverables together with the closing of the Note Purchase Agreement and the Notes, at 10:00 a.m. New York time on the Closing Date, or at such other time and place as Buyer and the Seller Representative may agree in writing. All transactions contemplated to occur at the Closing (including, without limitation, the closing of the Note Purchase Agreement and the Notes) shall be deemed to occur simultaneously, and no transaction shall be deemed completed until all transactions have been completed.

Section 2.5 Seller’s Closing Deliverables

At or prior to the Closing, the Seller Representative and, where applicable, the Company shall deliver, or cause to be delivered, to Buyer the following:

(a)	one or more certificates or other instruments representing the Shares, if any, together with duly executed instruments of transfer and such other documents as are required to register Buyer as the legal and beneficial owner of the Shares in the books and records of the Holding Company;

(b)	a certificate executed by the Seller Representative, the Holding Company and the Company certifying that the conditions set forth in Section 6.2 have been satisfied;

(c)	the duly executed Note Purchase Agreement and any other Transaction Documents required to be executed by the Sellers (including in their capacity as Note Recipients) at the Closing; and

(d)	such other documents, instruments and writings as Buyer may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

Section 2.6 Buyer’s Closing Deliverables

At or prior to the Closing, Buyer shall deliver, or cause to be delivered, to the Seller Representative the following:

(a)	evidence of the issuance and delivery to each Seller of the Class A Ordinary Shares comprising such Seller’s respective portion of the Share Consideration as set forth in Annex I, including any share certificates or book-entry statements evidencing such issuance;

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(b)	the duly executed Note Purchase Agreement and the duly executed Notes, for delivery to the Note Recipients at the Closing;

(c)	a certificate executed by Buyer certifying that the conditions set forth in Section 6.3have been satisfied ; and

(d)	such other documents, instruments and writings as the Seller Representative may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

Section 2.7 Securities Law Exemptions

The Parties acknowledge that the Share Consideration shares, the Notes and the Conversion Shares have not been registered under the Securities Act or any applicable state securities laws and are being offered and sold in reliance upon exemptions from registration, including Regulation S. Each Seller and Note Recipient acknowledges that it is acquiring such securities for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act.

Section 2.8 Legends

The Parties acknowledge that the Share Consideration shares, the Notes and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends or notations under the Securities Act and applicable state securities laws, and that transfer of the Share Consideration shares, the Notes and the Conversion Shares will be subject to the transfer restrictions set forth in the Note Purchase Agreement, the Notes and applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS, THE HOLDING COMPANY AND THE COMPANY

Except as set forth in the Disclosure Schedule , each Seller (severally and not jointly, and in their capacity as a Note Recipient where so indicated) and, where expressly stated, the Holding Company and the Company represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:

Section 3.1 Organization; Authority

Each Seller that is a legal person is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Each of the Holding Company and the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Holding Company and the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

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Section 3.2 Authorization; Enforceability

The execution, delivery and performance by the Seller, the Holding Company and the Company of this Agreement and the other Transaction Documents to which either is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, limited liability company, partnership or other action, as applicable. This Agreement has been duly executed and delivered by the Seller, the Holding Company and the Company, as applicable, and, assuming due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of each such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity.

Section 3.3 Title to Shares

The Seller is the record and beneficial owner of the Shares listed opposite its name in Annex I hereto, free and clear of all Liens other than restrictions arising under applicable securities laws and the organizational documents of the Holding Company. The Holding Company is the record and beneficial owner of 100% of the Company Shares, free and clear of all Liens other than restrictions arising under applicable securities laws and the organizational documents of the Company. Upon delivery to Buyer at the Closing of the certificates or other instruments representing such Shares, duly endorsed for transfer or accompanied by duly executed instruments of transfer, and upon payment of the Purchase Price in accordance with Article II, good and valid title to such Shares shall pass to Buyer, free and clear of all Liens other than restrictions arising under applicable securities laws.

Section 3.4 Capitalization of the Holding Company and the Company

The Shares constitute all of the issued and outstanding equity interests of the Holding Company. Each Seller owns directly or indirectly the percentage equity interest in the Holding Company set forth opposite their respective names on Annex I, free and clear of all Liens other than restrictions arising under applicable securities laws and the organizational documents of the Holding Company. The capitalization of the Holding Company, including the number and type of all authorized, issued and outstanding equity interests and any options, warrants, convertible securities or similar rights with respect thereto, is accurately set forth on Annex I hereto. Except as set forth on Schedule 3.4, there are no outstanding options, warrants, rights, agreements, subscriptions, convertible securities, preemptive rights or commitments obligating the Holding Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any equity interests of the Holding Company. Except as set forth on Schedule 3.4, there are no outstanding options, warrants, rights, agreements, subscriptions, convertible securities, preemptive rights or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any equity interests of the Company.

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Section 3.5 No Conflicts; Consents

The execution, delivery and performance by the Seller, the Holding Company and the Company of this Agreement and the other Transaction Documents to which any of them is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with the organizational documents of the Holding Company or the Company, (b) violate any applicable law, order, judgment or decree, (c) result in any breach of, constitute a default under, or give rise to any right of termination, acceleration or cancellation under any Material Contract, or (d) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, except, in the case of clauses (b), (c) and (d), as would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.6 Material Contracts

Schedule 3.6 sets forth sets forth a true and complete list, as of the date of this Agreement, of each Material Contract to which the Company and the Holding Company is a party or by which the Company or the Holding Company, or any of their respective assets, is bound that is material to the business of the Company or the Holding Company (as applicable). Each Material Contract is in full force and effect and constitutes a valid and binding obligation of the Company or the Holding Company (as applicable) and, to the Knowledge of the Company, each other party thereto, enforceable against the Company and, to the Knowledge of the Company or the Holding Company (as applicable), each such other party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general application relating to or affecting creditors’ rights and by general principles of equity. Neither the Company nor the Holding Company (as applicable) is in material breach of, or material default under, any Material Contract, and, to the Knowledge of the Company or the Holding Company (as applicable), no other party to any Material Contract is in material breach of, or material default under, any Material Contract. The Company and the Holding Company have not received any written notice of termination of, or written notice of any material dispute under, any Material Contract.

Section 3.7 Financial Statements; No Undisclosed Liabilities

The true and complete copies of the unaudited balance sheets and statements of income, cash flows and retained earnings of the Company for the periods ended June 30, 2026 have been provided to the Buyer. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes. The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except (a) as reflected or reserved against in the financial statements referred to above, (b) liabilities incurred in the ordinary course of business since the date thereof, none of which is material, individually or in the aggregate, or (c) liabilities arising under this Agreement.

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Section 3.8 Compliance with Laws; Permits

Each of the Holding Company and Company has complied in all material respects with all applicable laws, regulations, orders and permits of Governmental Authorities. Each of the Holding Company and the Company holds all material permits, licenses, approvals, authorizations and registrations necessary for the conduct of its business as presently conducted, and all such permits are in full force and effect, except where the failure to hold or maintain the same would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.9 Brokers

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s, financial advisory or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller, the Holding Company or the Company, other than fees and commissions that will be paid solely by the Sellers and not by Buyer or any of its Affiliates.

Section 3.10 Regulation S Compliance

Each Note Recipient represents and warrants as follows in its capacity as a Note Recipient:

(a)	At the time hereof, the Note Recipient is physically outside the United States.

(b)	The Note Recipient is acquiring its respective Note and any Conversion Shares for such Note Recipient’s own account, for investment and not for distribution or resale to others and is not purchasing its respective Note and any Conversion Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

(c)	The Note Recipient will make all subsequent offers and sales of its respective Note and any Conversion Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Note Recipient will not resell its respective Note or any Conversion Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(d)	The Note Recipient has no present plan or intention to sell its respective Note or any Conversion Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a distributor of such securities.

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(e)	Neither the Note Recipient, its Affiliates nor any Person acting on behalf of such Note Recipient, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(f)	The Note Recipient is not acquiring the Note or the Conversion Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g)	The Note Recipient has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Note Recipient’s interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

(h)	The Note Recipient has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Note and the Conversion Shares.

(i)	The Note Recipient understands the various risks of an investment in its respective Note and the Conversion Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in such Note and the Conversion Shares.

(j)	Each Note Recipient has disclosed to Buyer its ultimate beneficial owners and all Persons whose beneficial ownership would be aggregated with such Note Recipient under Section 13(d) of the Exchange Act.

Section 3.11 Legends; Transfer Restrictions

Each Note Recipient acknowledges and agrees that its respective Note and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends or notations under the Securities Act and applicable state securities laws, and that Buyer and its transfer agent may place stop-transfer instructions or similar restrictions on such securities until transfer is permitted under applicable law, the Note Purchase Agreement and its respective Note.

Section 3.12 Litigation

There is no action, suit, arbitration, proceeding, claim, investigation or inquiry pending or, to the Knowledge of the Seller, threatened in writing against the Holding Company or the Company or affecting any of their respective assets, properties or businesses, that would reasonably be expected to have a Company Material Adverse Effect or that would prevent or materially delay the consummation of the transactions contemplated hereby. There are no outstanding orders, writs, injunctions or decrees of any Governmental Authority against or binding upon the Holding Company or the Company, except as would not reasonably be expected to have a Company Material Adverse Effect.

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Section 3.13 Taxes

The Holding Company and the Company have duly and timely filed all material Tax returns required to be filed by them, and all such returns are true, correct and complete in all material respects. All material Taxes due and payable by the Holding Company or the Company have been timely paid. There are no material Tax audits, examinations, claims or proceedings pending or, to the Knowledge of the Seller, threatened in writing with respect to the Holding Company or the Company. Neither the Holding Company nor the Company has any material liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign law, as a transferee or successor, by contract or otherwise, other than customary commercial contracts entered into in the ordinary course of business.

Section 3.14 Intellectual Property

The Company owns or has valid rights to use all Intellectual   Property necessary in all material respects for the conduct of its business as presently conducted. To the Knowledge of the Seller, the conduct of the Company’s business does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person in any material respect, and no written claim alleging any such infringement, misappropriation or violation is pending or threatened. To the Knowledge of the Seller, no third Person is infringing, misappropriating or violating any material Intellectual Property rights owned by the Company.

Section 3.15 Financial Forecast

The Financial Forecast, including the forecast net profit after tax for each Performance Year, has been prepared in good faith based on assumptions believed by the Holding Company, the Company and the Sellers to be reasonable at the time of preparation, and all material assumptions, limitations and dependencies relevant to the Financial Forecast and the forecast net profit after tax have been fairly disclosed to Buyer.

Section 3.16 Related Party Transactions

Neither the Holding Company nor the Company nor any of their respective Subsidiaries is a party to any Contract, transaction, arrangement or understanding with any Related Party, other than compensation, indemnification and other ordinary course arrangements with directors, officers, employees or individual service providers that have been made available to Buyer. To the Knowledge of the Sellers, no Related Party owns or has any material interest in any material asset used in the business of the Holding Company, the Company or any of their respective Subsidiaries, or has any material claim or cause of action against the Holding Company, the Company or any of their respective Subsidiaries.

Section 3.17 Sanctions Compliance

Neither the Holding Company nor the Company nor any of their respective Subsidiaries, nor, to the Knowledge of the Sellers, any of their respective directors, officers, employees, agents or other Persons acting on their behalf, is a Sanctioned Person. Neither the Holding Company nor the Company nor any of their respective Subsidiaries, nor, to the Knowledge of the Sellers, any of their respective directors, officers, employees, agents or other Persons acting on their behalf, has, during the past 5 years, engaged in any transaction or dealing with or for the benefit of any Sanctioned Person or otherwise violated applicable Sanctions in any material respect. Neither the Holding Company nor the Company nor any of their respective Subsidiaries is located, organized or resident in any country or territory that is the subject or target of comprehensive territorial Sanctions.

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Section 3.18 Anti-Money Laundering

The Holding Company, the Company and their respective Subsidiaries have complied in all material respects with all applicable anti-money laundering, counter-terrorist financing and proceeds of crime laws, rules and regulations, including any applicable know-your-customer, customer due diligence, recordkeeping and suspicious activity reporting requirements. Neither the Holding Company nor the Company nor any of their respective Subsidiaries has, during the past 5 years, received any written notice from any Governmental Authority alleging any material violation of any applicable anti-money laundering, counter-terrorist financing or proceeds of crime law, rule or regulation. To the Knowledge of the Sellers, no action, suit, arbitration, proceeding, claim, investigation or inquiry by or before any Governmental Authority is pending or threatened in writing against the Holding Company, the Company or any of their respective Subsidiaries with respect to any alleged violation of any applicable anti-money laundering, counter-terrorist financing or proceeds of crime law, rule or regulation.

Section 3.19 Anti-Corruption

Neither the Holding Company nor the Company nor any of their respective Subsidiaries, nor, to the Knowledge of the Sellers, any of their respective directors, officers, employees, agents or other Persons acting on their behalf, has, during the past 5 years, directly or indirectly made, offered, promised, authorized, solicited, received or accepted any unlawful payment, bribe, rebate, payoff, influence payment, kickback or other thing of value in violation in any material respect of any applicable Anti-Corruption Law. Neither the Holding Company nor the Company nor any of their respective Subsidiaries has, during the past 5 years, received any written notice from any Governmental Authority alleging any material violation of any applicable Anti-Corruption Law. To the Knowledge of the Sellers, no action, suit, arbitration, proceeding, claim, investigation or inquiry by or before any Governmental Authority is pending or threatened in writing against the Holding Company, the Company or any of their respective Subsidiaries with respect to any alleged violation of any applicable Anti-Corruption Law.

Section 3.20 Regulatory Compliance

Each of the Holding Company, the Company and their respective Subsidiaries holds all material permits, licenses, approvals, authorizations, registrations and similar rights issued by any Governmental Authority that are required for the conduct of its business as presently conducted, except where the failure to hold any such permit, license, approval, authorization, registration or similar right would not reasonably be expected to have a Company Material Adverse Effect. Each such material permit, license, approval, authorization, registration and similar right is in full force and effect, and neither the Holding Company nor the Company nor any of their respective Subsidiaries is in material default or violation thereof, except where such default or violation would not reasonably be expected to have a Company Material Adverse Effect. Each of the Holding Company, the Company and their respective Subsidiaries is, and during the past 5 years has been, in compliance in all material respects with all applicable laws, rules and regulations of each Governmental Authority applicable to its business, properties or assets. Neither the Holding Company nor the Company nor any of their respective Subsidiaries has, during the past 5 years, received any written notice from any Governmental Authority alleging any material violation of, or material failure to comply with, any applicable law, rule, regulation, permit, license, approval, authorization or registration, except for any matter that has been fully resolved without ongoing material liability or restriction on the business of the Holding Company, the Company or any of their respective Subsidiaries.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the SEC Reports, Buyer represents and warrants to the Sellers, the Holding Company and the Company, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Organization; Good Standing; Power

Buyer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

Section 4.2 Authorization; Enforceability

All corporate action on the part of Buyer, its directors and officers necessary for the authorization, execution, delivery and performance of this Agreement, the Note Purchase Agreement, the Notes and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Share Consideration shares, the issuance of the Notes and the reservation and issuance of the Conversion Shares, has been taken. This Agreement and each other Transaction Document to which Buyer is a party has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity.

Section 4.3 No Conflicts; Consents and Approvals

The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with Buyer’s memorandum and articles of association, (b) violate any law, rule, regulation, order or decree applicable to Buyer, or (c) result in any material breach of, or constitute a material default under, any material contract to which Buyer is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a Buyer Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required in connection with the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents or the consummation by Buyer of the transactions contemplated hereby or thereby, except for (i) filings required under applicable “blue sky” laws, (ii) Nasdaq notifications, including any Listing of Additional Shares notification, and (iii) such consents, approvals, registrations, qualifications or filings the failure of which to obtain or make would not reasonably be expected to have a Buyer Material Adverse Effect.

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Section 4.4 SEC Reports; Financial Statements

Since January 1, 2026, Buyer has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as a foreign private issuer under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The financial statements included in the SEC Reports fairly present in all material respects the consolidated financial condition and results of operations of Buyer and its consolidated subsidiaries as of the dates and for the periods indicated therein and were prepared in conformity with GAAP, consistently applied, subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of footnotes.

Section 4.5 Listing; FPI Status; Home Country Practice

Buyer’s Class A Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. Buyer is a “foreign private issuer” within the meaning of the Exchange Act and is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq rules that are expressly ineligible for such exemption. Buyer has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3), including disclosure in Buyer’s SEC Reports and, as applicable, on its website, identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Notes and the reservation of the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the Cayman Islands and Buyer’s memorandum and articles of association and, to the extent Buyer elects to rely thereon, in accordance with Buyer’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of Buyer’s shareholders is required under the laws of the Cayman Islands, Buyer’s memorandum and articles of association or Buyer’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and the reservation of the Conversion Shares.

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Section 4.6 Nasdaq Compliance; Regulation S Compliance

The issuance of the Share Consideration shares, the Notes and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635 and 5615(a)(3), in each case as applicable to Buyer as a foreign private issuer and subject to the pricing, caps and limitations set forth in the Notes and the Note Purchase Agreement, including the Voting Rights Limitation. The fixed Conversion Price under the Notes is at or above the Nasdaq Minimum Price as of the signing date of the Note Purchase Agreement. Assuming the accuracy of the Sellers’ representations in Section 3.10, the offer, sale and issuance of the Share Consideration shares and the Notes pursuant to the Note Purchase Agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S.

Section 4.7 Capitalization; Reservation of Conversion Shares

The authorized share capital of Buyer is as set forth in the SEC Reports. Buyer has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Class A Ordinary Shares, such number of Class A Ordinary Shares as shall be sufficient to permit (a) the issuance of the Share Consideration shares at the Closing, and (b) the issuance of the Conversion Shares upon conversion of the Notes at the Conversion Price, subject to the limitations set forth in the Notes, including the Voting Rights Limitation and Performance Tranche Limitation.

Section 4.8 Valid Issuance of Note and Conversion Shares

The Notes, when issued and delivered pursuant to the Note Purchase Agreement against the Note Consideration, will be duly authorized, validly issued and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity. The Share Consideration shares, when issued and delivered at the Closing in accordance with this Agreement, and the Conversion Shares, when issued upon conversion of the Notes in accordance with their terms and in compliance with applicable law, Nasdaq Rules and Buyer’s disclosed home country practices, including any shareholder approval required solely to increase Buyer’s authorized share capital, will be duly authorized, validly issued, fully paid and nonassessable.

Section 4.9 Private Placement; No General Solicitation; Rule 506(d)

Neither Buyer nor, to Buyer’s knowledge, any Person acting on its behalf has engaged in any form of general solicitation or general advertising in connection with the offer or issuance of the Notes. Buyer has exercised reasonable care to determine whether any “covered person” of Buyer is subject to a disqualifying event under Rule 506(d) of Regulation D and is not aware of any such disqualifying event, except for disqualifying events covered by Rule 506(d)(2) or (d)(3) that have been disclosed in writing to the Note Recipients.

Section 4.10 Brokers

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s, financial advisory or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer, other than fees and commissions that will be paid solely by Buyer.

Section 4.11 No Financial Assistance Restriction

Under Cayman Islands law, there is no prohibition on Buyer providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction.

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ARTICLE V

COVENANTS

Section 5.1 Conduct of Business Prior to Closing

From the date hereof until the Closing or earlier termination of this Agreement, except as otherwise expressly contemplated by this Agreement, required by applicable law, or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Sellers shall cause each of the Holding Company and the Company to conduct its businesses in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve substantially intact their business organizations, relationships with customers, suppliers, employees and Governmental Authorities. Without limiting the foregoing, except as otherwise consented to by Buyer, the Sellers shall cause each of the Holding Company and the Company not to:

(a)	amend its organizational documents;

(b)	issue, sell, pledge, redeem, repurchase, dispose of or encumber any equity interests or securities convertible into equity interests, or declare, set aside, or pay any dividends or otherwise make any distribution or payment, on or in respect of their equity interests;

(c)	incur or guarantee any indebtedness for borrowed money outside the ordinary course of business;

(d)	make any material acquisition or disposition of assets outside the ordinary course of business, including without limitation, to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of any Person; or sell, lease, transfer, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, all of which assets shall be maintained in their current condition, ordinary wear and tear excluded, with insurance in such amounts and of such kinds comparable to that in effect on the date hereof;

(e)	enter into any Material Contract outside the ordinary course of business;

(f)	declare, set aside or pay any dividend or other distribution in respect of their equity interests;

(g)	alter its cash management customs and practices (including, without limitation, the timing of collection of receivables and payment of payables and other current liabilities), which receivables and payables shall continue to be collected and paid utilizing normal procedures and without discounting amounts collected or accelerating amounts paid;

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(h)	materially increase the wages, salary, bonus, profit-sharing or other compensation payable to, or enter into any new bonus or incentive agreement or arrangement with, any of its employees or individual service providers, enter into any new employment, severance, consulting, or other compensation agreement with, or change the job title or make any other material change in the position or job responsibilities of any of its current employees or individual service providers, materially amend or enter into a new equity incentive plan, or any employment policy relating to vacation pay, sick pay, disability, severance pay or otherwise relating to any employee or individual service provider, make or agree to make any bonus or profit sharing payments to any employee or individual service provider other than pursuant to requirements of pre-existing contracts, or hire any new employee or individual service provider (other than to fill a vacancy or replace a terminated employee or individual service provider); or

(i)	take any action that would reasonably be expected to make any of the representations and warranties in Article III untrue or incorrect in any material respect at or prior to the Closing.

Section 5.2 Access to Information

From the date hereof until the Closing or earlier termination of this Agreement, the Sellers shall afford Buyer and its representatives reasonable access during normal business hours, upon reasonable advance notice, to the books, records, contracts, facilities and personnel of the each of the Holding Company and the Company for purposes of Buyer’s due diligence, transition planning, financing, accounting and regulatory matters; provided, however, that such access shall be conducted in a manner that does not unreasonably interfere with the operation of the business and shall be subject to applicable law and customary confidentiality protections.

Section 5.3 Efforts; Regulatory Filings; Cooperation

Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by this Agreement as promptly as practicable, including the obtaining of all necessary consents, approvals and waivers and the making of all required filings.

Section 5.4 Public Announcements

No Party shall issue any press release or other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and the Sellers, except as required by applicable law, SEC rules or Nasdaq Rules; provided that the disclosing Party shall use commercially reasonable efforts to consult with the other Parties prior to making any such disclosure.

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Section 5.5 Nasdaq Listing of Additional Shares Notification

Buyer shall submit any required Nasdaq Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) at least fifteen (15) calendar days prior to the issuance of any Conversion Shares   and the Share Consideration, and shall otherwise comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b), 5635(d), 5640 and 5615(a)(3), in each case as applicable to Buyer as a foreign private issuer.

Section 5.6 Form 6-K

Promptly following execution of this Agreement, the Note Purchase Agreement and the Notes, and to the extent required by applicable law, SEC rules or Nasdaq Rules, Buyer shall furnish a current report on Form 6-K attaching the material Transaction Documents as exhibits, consistent with Buyer’s disclosure obligations and past disclosure practices for material agreements.

Section 5.7 [RESERVED]

Section 5.8 Authorized Share Capital; Shareholder Approval

Buyer shall use commercially reasonable efforts to maintain sufficient authorized but unissued Class A Ordinary Shares to permit issuance of the Conversion Shares in accordance with the Notes. If at any time Buyer determines that it does not have sufficient authorized share capital to issue the full number of Conversion Shares potentially issuable under the Notes in accordance with their terms, subject to the Notes’ limitations, Buyer shall use commercially reasonable efforts to seek shareholder approval to increase its authorized share capital as promptly as practicable, in compliance with Cayman Islands law, Buyer’s memorandum and articles of association, Nasdaq Rules and Buyer’s disclosed home country practices.

Section 5.9 Further Assurances

From time to time after the Closing, each Party shall execute and deliver such additional instruments and take such additional actions as may be reasonably necessary to carry out the purposes of this Agreement and to vest in Buyer all right, title and interest in and to the Shares.

Section 5.10 Lock-Up.

(a)	Lock-Up Restriction. Each Seller agrees that, without the prior written consent of Buyer (which may be withheld in Buyer’s sole and absolute discretion), during the Lock-Up Period, no Seller shall, directly or indirectly: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to, or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Shares constituting the Share Consideration then held by them (the “Lock-Up Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of Class A Ordinary Shares, in cash or otherwise; or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing, a “Prohibited Transfer”). For the avoidance of doubt, the Conversion Shares do not constitute Lock-Up Shares.

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(b)	Permitted Transfers. The restrictions of Section 5.10(a) shall not apply to: (i) transfers of Lock-Up Shares to an Affiliate of a Seller, provided that (A) such Affiliate executes and delivers to Buyer a written agreement in form and substance reasonably satisfactory to Buyer, pursuant to which such Affiliate assumes all obligations of such Seller under this Section 5.10 for the balance of the Lock-Up Period, and (B) such Seller provides Buyer with prior written notice of such transfer at least five (5) Business Days in advance; and (ii) transfers by operation of law (such as in connection with a dissolution or winding-up of a Seller entity), provided that the transferee executes and delivers to Buyer a written agreement in form and substance reasonably satisfactory to Buyer assuming all obligations of such Seller under this Section 5.10 for the balance of the Lock-Up Period (each of clauses (i) and (ii), a “Permitted Transfer”).

(c)	Breach; Null and Void. If any Prohibited Transfer is made or attempted contrary to the provisions of this Section 5.10, such purported Prohibited Transfer shall be null and void ab initio, and Buyer shall refuse to recognize any such purported transferee as a holder of the Lock-Up Shares or any Class A Ordinary Shares comprising the Lock-Up Shares for any purpose. In order to enforce this Section 5.10, Buyer may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

(d)	Legends. During the Lock-Up Period, each certificate or book-entry notation evidencing any Lock-Up Shares shall bear (in addition to any legend required under applicable securities laws) a legend in substantially the following form: ‘THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LOCK-UP PROVISION SET FORTH IN A STOCK PURCHASE AGREEMENT DATED AUGUST 11, 2026. COPIES OF SUCH AGREEMENT ARE ON FILE WITH THE ISSUER.’

(e)	Specific Performance. The Sellers acknowledge that money damages would not be an adequate remedy for any breach of this Section 5.10 and that Buyer shall be entitled to seek specific performance and injunctive relief as remedies for any such breach, without the requirement of posting a bond or other security, in addition to all other remedies available at law or in equity.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Mutual Conditions

The respective obligations of each Party to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a)	no temporary restraining order, preliminary or permanent injunction, judgment, order, decree or law issued by any Governmental Authority shall be in effect preventing, enjoining or making illegal the consummation of the Closing; and

(b)	all required governmental approvals and filings in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, except where the failure to obtain such approval or make such filing would not reasonably be expected to prevent or materially delay the Closing.

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Section 6.2 Conditions to Buyer’s Obligations

The obligations of Buyer to consummate the Closing are subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following additional conditions:

(a)	the representations and warranties of each of the Sellers, the Holding Company and the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) for representations and warranties that are made as of a specified date, which shall be true and correct as of such date, and (ii) where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that the Fundamental Representations shall be true and correct in all respects, except for de minimis inaccuracies;

(b)	the Sellers, the Holding Company and the Company shall have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)	since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

(d)	Buyer shall have received all of the closing deliverables specified in Section 2.5;

(e)	the Note Purchase Agreement and any other Transaction Documents required to be executed by all of the Note Recipients at the Closing shall have been duly executed by the Note Recipients, and the Notes shall be ready for issuance and delivery at the Closing; and

(f)	Buyer shall have received evidence reasonably satisfactory to it that the Nasdaq Listing of Additional Shares notification required, if any, by Nasdaq Rule 5250(e)(2) has been submitted and that Nasdaq has not objected to the transactions contemplated by this Agreement, the Note Purchase Agreement and the Notes within the applicable notice period.

(g)	Buyer shall have completed legal, financial, tax, business and regulatory due diligence with respect to the Holding Company and the Company to Buyer’s reasonable satisfaction.

(h)	Buyer shall have received the Financial Forecast in form and substance reasonably satisfactory to Buyer.

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Section 6.3 Conditions to Sellers’ Obligations

The obligations of the Sellers to consummate the Closing are subject to the satisfaction or waiver by the Sellers at or prior to the Closing of the following additional conditions:

(a)	the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) for representations and warranties that are made as of a specified date, which shall be true and correct as of such date, and (ii) where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect; provided that the Fundamental Representations shall be true and correct in all respects, except for de minimis inaccuracies;

(b)	Buyer shall have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c)	the Note Purchase Agreement and the Notes shall have been duly executed by Buyer and shall be ready for delivery at the Closing;

(d)	the Sellers shall have received all of the closing deliverables specified in Section 2.6; and

(e)	no Buyer Material Adverse Effect shall have occurred and be continuing.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival

The representations and warranties contained in this Agreement shall survive the Closing for a period of 3 years following the Closing Date; provided, however, that (a) the Fundamental Representations shall survive until the expiration of the applicable statute of limitations plus sixty (60) days, and (b) any covenant or agreement to be performed after the Closing shall survive in accordance with its terms. If a valid Claim Notice is delivered prior to the expiration of the applicable survival period, the applicable representation, warranty or covenant shall survive solely with respect to the matter set forth in such Claim Notice until such claim is finally resolved.

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Section 7.2 Indemnification by the Sellers

Subject to the limitations set forth in this Article VII, from and after the Closing, the Sellers shall, jointly and severally, indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of or resulting from:

(a)	any breach of any representation or warranty of the Sellers, the Holding Company or the Company contained in this Agreement; and

(b)	any breach of any covenant or agreement of the Sellers, the Holding Company or the Company contained in this Agreement.

Section 7.3 Indemnification by Buyer

Subject to the limitations set forth in this Article VII, from and after the Closing, Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Losses arising out of or resulting from:

(a)	any breach of any representation or warranty of Buyer contained in this Agreement; and

(b)	any breach of any covenant or agreement of Buyer contained in this Agreement.

Section 7.4 Limitations

Except in the case of fraud, intentional misconduct or breaches of Fundamental Representations, no Indemnifying Party shall be liable for indemnification under this Article VII unless and until the aggregate amount of Losses incurred by the applicable Indemnified Party exceeds the Basket, in which event the Indemnified Party shall be entitled to recover only Losses in excess of the Basket. Except in the case of fraud, intentional misconduct or breaches of Fundamental Representations, the aggregate liability of the Sellers for indemnification under Section 7.2(a) shall not exceed the Purchase Price. The aggregate liability of Buyer for indemnification under Section 7.3(a) shall not exceed the Purchase Price.

Section 7.5 Claims Procedure

An Indemnified Party seeking indemnification under this Article VII shall deliver a Claim Notice to the Indemnifying Party specifying in reasonable detail the basis for the claim and, if known, the amount of Losses claimed. The failure to provide a Claim Notice promptly shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of any third-party claim with counsel reasonably satisfactory to the Indemnified Party, subject to customary conditions and limitations. The Indemnified Party shall have the right to participate in the defense at its own expense.

Section 7.6 [RESERVED]

Section 7.7 Exclusive Remedy

Except in the case of fraud, intentional misconduct, claims for specific performance or injunctive relief, and rights arising under the Note Purchase Agreement or the Notes, the indemnification provisions set forth in this Article VII shall be the sole and exclusive remedy of the Parties after the Closing for any breach of this Agreement.

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ARTICLE VIII

TERMINATION

Section 8.1 Termination

This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual written consent of Buyer and the Seller Representative;

(b)	by Buyer or the Seller Representative if the Closing has not occurred on or before the Outside Date; provided that the right to terminate under this Section 8.1(b) shall not be available to any Party whose material breach of this Agreement has been the principal cause of the failure of the Closing to occur on or before the Outside Date;

(c)	by Buyer if any representation or warranty of any of the Sellers, the Holding Company or the Company shall have become untrue or if any such Party shall have breached any covenant or agreement contained in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach or inaccuracy is incapable of cure or has not been cured within 15 Business Days after written notice thereof;

(d)	by the Seller Representative if any representation or warranty of Buyer shall have become untrue or if Buyer shall have breached any covenant or agreement contained in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and such breach or inaccuracy is incapable of cure or has not been cured within 15 Business Days after written notice thereof; or

(e)	by Buyer or the Seller Representative if any Governmental Authority shall have issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Closing.

Section 8.2 Effect of Termination

In the event of any termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability on the part of any Party hereto, except that (a) Section 5.4, this Section 8.2 and Article IX shall survive any such termination, and (b) no such termination shall relieve any Party from liability for fraud or any willful and material breach of this Agreement prior to such termination. If this Agreement is terminated prior to the Closing, the Note Purchase Agreement and the Notes shall not be executed or delivered, and if they have been executed in anticipation of the Closing, they shall be deemed null and void ab initio, without any further liability thereunder, except to the extent expressly stated therein to survive a failure of the Closing.

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ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Governing Law

This Agreement and all disputes arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would result in the application of the laws of any jurisdiction other than the State of New York.

Section 9.2 Jurisdiction; Venue; Waiver of Jury Trial

Each Party hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the federal courts of the United States of America located in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.3 Notices

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given when delivered personally, when sent by email with confirmation of receipt during normal business hours of the recipient, or one (1) Business Day after being sent by nationally recognized overnight courier, in each case to the applicable addresses set forth on Schedule 9.3 (or to such other address as a Party may designate by notice in accordance with this Section 9.3).

Section 9.4 Entire Agreement

This Agreement, the Disclosure Schedule, the Exhibits, Schedules and Annexes hereto, and the other Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties relating thereto.

27

Section 9.5 Amendments and Waivers

This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Buyer and the Seller Representative. No waiver of any provision hereof shall be effective unless explicitly set forth in writing and signed by the Party against whom the waiver is to be enforced. No waiver by any Party of any breach or default shall operate as a waiver of any other breach or default.

Section 9.6 Assignment

No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Buyer and the Seller Representative; provided, however, that Buyer may assign its rights and obligations hereunder to any Affiliate, so long as Buyer remains liable for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.6 shall be null and void.

Section 9.7 Specific Performance

The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the Parties shall be entitled to specific performance, injunctive relief and other equitable remedies to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or the posting of any bond or other security, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.8 Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

Section 9.9 Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission, including by PDF or other electronic signature technology, shall be deemed effective for all purposes.

Section 9.10 Expenses

Except as otherwise expressly provided in this Agreement, each Party shall bear its own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

Section 9.11 No Third-Party Beneficiaries

Except for the provisions of Article VII with respect to the Buyer Indemnified Parties and the Seller Indemnified Parties, nothing in this Agreement is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 9.12 Disclosure Schedule References

The inclusion of any matter in the Disclosure Schedule in response to one section of this Agreement shall be deemed to be disclosed for purposes of any other section of this Agreement to which its relevance is reasonably apparent on the face of such disclosure.

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Section 9.13 Public Company and Nasdaq Compliance Savings Clause

Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require Buyer or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or Cayman Islands law, Buyer’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement, the Note Purchase Agreement and the Notes shall be interpreted and applied in a manner intended to preserve compliance.

Section 9.14 Taxes and Withholding

Each Party shall bear its own Taxes arising from the receipt of the Notes, the transfer of the Shares or the receipt of the Conversion Shares, except as otherwise required by applicable law or expressly agreed in writing by Buyer and the Seller Representative. Buyer shall be entitled to deduct and withhold from any amount otherwise payable under this Agreement, the Note Purchase Agreement or the Notes any amount required to be deducted or withheld under applicable law; provided that Buyer shall give reasonable prior notice to the relevant Seller or Note Recipient and shall cooperate in good faith to minimize such withholding where legally permissible.

Section 9.15 Seller Representative

(a)	The Sellers hereby irrevocably appoint, designate, and constitute the Seller Representative as their exclusive representative, agent, proxy, and attorney-in-fact to act for each Seller and all Sellers collectively with respect to all matters arising under, relating to, or in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Seller Representative is authorized to take any and all actions and to make any and all decisions that the Sellers are authorized or permitted to take or make under this Agreement, including executing and delivering any certificates, notices, consents, waivers, and amendments; receiving and distributing any consideration, payments, or other amounts payable to the Sellers; administering, negotiating, settling, compromising, disputing, and resolving any claims, disputes, or controversies, including any indemnification or purchase price adjustment matters; retaining counsel, accountants, and other advisors; and taking any actions necessary or advisable in connection with the foregoing. All decisions, actions, and instructions by the Seller Representative shall be binding upon each Seller as if expressly approved in writing by such Seller, and Buyer and its Affiliates shall be entitled to rely conclusively upon, and shall have no liability for relying upon, any action taken or not taken by, or any communication from, the Seller Representative.

(b)	The Seller Representative shall not be liable to any Seller for any act or omission in connection with the performance of its obligations as Seller Representative, except to the extent finally determined by a court of competent jurisdiction to have resulted from the Seller Representative’s gross negligence, willful misconduct, or fraud. The Sellers shall, jointly and severally, indemnify, defend, and hold harmless the Seller Representative from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) incurred by the Seller Representative in such capacity, other than to the extent arising from the Seller Representative’s gross negligence, willful misconduct, or fraud. The Seller Representative may rely upon any certificate, instrument, judgment, notice, or other writing reasonably believed by it to be genuine and to have been signed or presented by the proper party without independent investigation.

(c)	If the Seller Representative dies, resigns, becomes incapacitated, is removed by Sellers holding at least a majority of the consideration payable to the Sellers under this Agreement, or is otherwise unable to serve, a successor Seller Representative shall be appointed by Sellers holding at least a majority of such consideration (measured immediately prior to the event giving rise to such appointment) by written notice to Buyer, and such successor shall thereupon have all the rights, powers, duties, and immunities of the Seller Representative as set forth herein. Notices or other communications to the Sellers may be given to the Seller Representative, and any notice so given shall be deemed notice to all Sellers. The provisions of this Section shall survive the Closing and any termination of this Agreement and shall be binding upon all Sellers and their respective successors and assigns.

[Signature Pages Follow]

29

IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date first set forth above.

BUYER:

MING SHING GROUP HOLDINGS LTD.

By:
Name:	Zhijun Pan
Title:	CEO, Chairmanand Director

SELLERS:

HONGS SMART LIMITED

By:
Name:	Jingzong Hong
Title:	Director

YAPJIANHUEI SMART LIMITED

By:
Name:	Yap Jian Huei
Title:	Director

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date first set forth above.

SELLER REPRESENTATIVE:

Hongs Smart Limited

By:
Name:	Jingzong Hong
Title:	Director

HOLDING COMPANY:

Meals Through Seasons Limited

By:
Name:	Jingzong Hong
Title:	Director

COMPANY:

Meal Though Seasons HK Limited

By:
Name:	Jingzong Hong
Title:	Director

[Signature Page to Stock Purchase Agreement]

Annex I

Sellers

Seller Name	Shares Owned and Sold	Percentage of Holding Company Owned and Sold	Share Consideration / Note Consideration / Total Purchase Price
Hongs Smart Limited	35,000	70%	Shares: $105,000,000 / Notes: $252,000,000 / Total: $357,000,000
Yapjianhuei Smart Limited	15,000	30%	Shares: $45,000,000 / Notes: $108,000,000 / Total: $153,000,000
TOTAL	50,000	100%	Shares: $150,000,000 / Notes: $360,000,000 / Total: $510,000,000

Schedule 3.4

Outstanding Instruments

None.

Schedule 3.6

Holding Company and Company Material Contracts

1.	Holding Company Material Contracts:

None.

2.	Company Material Contracts:

None.

Schedule 9.3

Notice Information

MING SHING GROUP HOLDINGS LIMITED (BUYER)

Address: Office Unit B8, 27/F, NCB Innovation Centre, No. 888 Lai Chi Kok Road, Cheung

Sha Wan, Kowloon, Hong Kong

Attention: Chi Ming Lam

Email: ir@ms100.com.hk

MEALS THROUGH SEASONS LIMITED (HOLDING COMPANY)

Address: Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands

Attention: Jingzong Hong

Email: 1750576104@qq.com

HONGS SMART LIMITED (SELLERS)

Address: Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands

Attention: Jingzong Hong

Email: 1750576104@qq.com

YAPJIANHUEI SMART LIMITED (SELLERS)

Address: Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands

Attention: Yap Jian Huei

Email: yapjianhuei@gmail.com

MEAL THOUGH SEASONS HK LIMITED (COMPANY)

Address: Unit 903D 9F Cameron Commercial Centre 458-468 Hennessy Road Causeway Bay HK

Attention: Jingzong Hong

Email: 1750576104@qq.com

Exhibit A

Form of Note Purchase Agreement

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of [*], 2026, by and among Ming Shing Group Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), whose Class A ordinary shares, par value $0.0005 per share (the “Class A Ordinary Shares”), are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker “PMA,” and the purchasers listed on Annex I hereto (the “Purchasers”), solely in their capacity as Purchasers under the Acquisition Agreement (as hereinafter defined).

Recital

On the terms and subject to the conditions set forth herein, in connection with that certain stock purchase agreement, dated as of [*], 2026 (the “Acquisition Agreement”) by and among the Company, the Purchasers (in their capacity as “Sellers” under the Acquisition Agreement), Meals Through Seasons Limited, an exempted limited company incorporated under the laws of the British Virgin Islands (the “Holding Company”), and Meal Though Seasons HK Limited, a private company limited by shares incorporated under the laws of Hong Kong (“MTS”), Purchasers desire to purchase from the Company, and the Company desires to sell and issue to the Purchasers, convertible promissory notes in the aggregate original principal amount of $360,000,000.00 in the amounts and proportions set forth on Annex I hereto, as a portion of the consideration pursuant to the terms of the Acquisition Agreement as further described below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Acquisition Agreement. The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“Conversion Shares” means the Class A Ordinary Shares issuable upon conversion of the Notes.

“Conversion Price” has the meaning given to it in the Form of Note attached as Exhibit A hereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Forecast” means the written financial forecast provided by the Holding Company and MTS to the Company, and as set forth as Annex II hereto (including, without limitation) all accounting assessments, forecasts, estimates and methodologies set forth therein.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Holding Company “ means Meals Through Seasons Limited, an exempted limited company incorporated under the laws of the British Virgin Islands.

“Material Adverse Effect “ means any event, change, effect, development, circumstance or occurrence that, individually or in the aggregate, materially impairs the Company’s ability to consummate the transactions contemplated by this Agreement or the Notes.

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

“NPAT” means the consolidated net profit after tax of the Holding Company and its Subsidiaries, including MTS, determined consistently with the Financial Forecast and the accounting principles used therein.

“Notes” means the convertible promissory notes substantially in the form attached hereto as Exhibit A issued to the Purchasers, which notes constitutes the “Notes” for purposes of the Acquisition Agreement.

“Principal Amount” shall mean the aggregate original principal amount of the Notes of $360,000,000.00.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, the Company’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Signing Date” means the date of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean, collectively, the Acquisition Agreement, this Agreement, the Notes, and all certificates, instruments, opinions and other agreements executed and delivered in connection therewith or herewith, each as amended or otherwise modified from time to time, and all modifications, renewals, replacements, extensions and rearrangements thereof and substitutions and replacements therefor.

2.	Agreement To Sell And Purchase.

2.1 Issuance of Notes at Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Purchasers participating in the Closing, and the Purchasers (severally and not jointly) agree to purchase from the Company the Notes in the proportions set forth on Annex I hereto in the aggregate amount of the Principal Amount.

(b) Purchase Price. The Parties acknowledge and agree that the Principal Amount constitutes the note portion of the purchase price payable by the Company under the Acquisition Agreement, with the balance of the purchase price being satisfied by the issuance of Class A Ordinary Shares to the Purchasers under the Acquisition Agreement. The note portion of the purchase price shall be satisfied solely by the issuance of the Notes.

2.2 Pari Passu. The Notes shall constitute a senior direct, unsecured, unsubordinated obligation of the Company and shall rank pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application.

2.3 Use of Proceeds. The Parties acknowledge that no cash proceeds will be advanced by the Purchasers to the Company at the Closing. The Notes are being issued solely as non-cash acquisition consideration pursuant to the Acquisition Agreement and not for working capital or general corporate purposes.

3.	Closing, Delivery And Conditions Precedent.

3.1 Closing. The closing of the sale and purchase of the Notes under this Agreement (the “Closing”) shall take place remotely concurrently with the closing under the Acquisition Agreement, at such time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery; Consideration. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchasers the duly executed Notes against the Purchasers’ delivery of the Acquisition Agreement closing deliverables, and the purchase price for the Notes shall be deemed paid and satisfied in full upon such issuance and delivery. No cash payment shall be due from the Purchasers to the Company at the Closing under this Agreement.

3.3 Conditions Precedent to the Purchasers’ Obligations. Each Purchaser’s obligation to purchase their respective Note at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Company shall have obtained all corporate approvals and authorizations required for the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and reservation of the Conversion Shares;

(d) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied;

(e) the Purchasers shall have received evidence reasonably satisfactory to it that the Company has submitted any required Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) with respect to the potential issuance of the Conversion Shares and that no objection has been raised by Nasdaq prior to Closing; and

(f) no law, order or injunction of any Governmental Authority shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

3.4 Conditions Precedent to Company’s Obligations. The Company’s obligation to issue and sell the Notes at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Purchasers in Section 5 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Purchasers shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date;

(c) the delivery of the Financial Forecast in form and substance reasonably satisfactory to the Company;

(d) the Purchasers shall have obtained all organizational approvals and authorizations required for the execution, delivery and performance of the Transaction Documents to which each is a party; and

(e) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied.

4.	Representations And Warranties Of The Company.

Except as disclosed in the SEC Reports, the Company hereby represents and warrants to the Purchaser as of the Signing Date and as of the Closing Date as follows:

4.1 Organization; Subsidiaries; Good Standing; Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary of the Company is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, except where such failure would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its directors and officers necessary for the authorization, execution, delivery and performance of the Transaction Documents, the issuance of the Notes and the reservation and issuance of the Conversion Shares has been taken. The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

4.3 No Conflicts; Consents and Approvals. The execution, delivery and performance of the Transaction Documents by the Company, and the issuance of the Notes and the Conversion Shares, do not:

(a) conflict with the Company’s memorandum and articles of association (“M&A”);

(b) violate any law, rule, regulation, order or decree applicable to the Company;

(c) result in a material breach or default under any material contract to which the Company is a party, except as would not reasonably be expected to have a Material Adverse Effect.

No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Authority is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) required Nasdaq notifications, including any Listing of Additional Shares, and (ii) such consents, approvals or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.4 Capitalization; Valid Issuance; Preemptive Rights. The authorized share capital of the Company is as set forth in the Company’s SEC Reports indicating such information. The issued and outstanding share capital of the Company is as set forth in the Company’s SEC Reports as of the dates stated therein. The Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the Notes in accordance with their terms and in compliance with applicable Nasdaq Rules (including obtaining any required shareholder approval), will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights of any person (to the Company’s knowledge, with respect to any third-party contractual rights). The Company has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Class A Ordinary Shares, a number of Class A Ordinary Shares sufficient to permit the issuance of the Conversion Shares upon conversion of the then outstanding principal amount of the Notes at the fixed Conversion Price, in each case subject to the limitations set forth in the Notes, the Nasdaq Rules, the Voting Rights Limitation and Performance Tranche Limitation.

4.5 SEC Reports; No Material Misstatement or Omission. Since January 1, 2026, the Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as an FPI under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.6 Financial Statements; Internal Controls; Disclosure Controls. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and have been prepared in conformity with GAAP as issued by the FASB, applied on a consistent basis (except as disclosed therein), and fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates and for the periods indicated. The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in the Exchange Act), and has disclosed to its auditors and the audit committee of its board of directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and any such disclosures have been disclosed in the SEC Reports where required.

4.7 Listing; Reporting; FPI Status; Transfer Agent. The Class A Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. The Company is a “foreign private issuer” and is in compliance in all material respects with its reporting obligations under the Exchange Act applicable to foreign private issuers. The Company has a duly appointed transfer agent and registrar for the Class A Ordinary Shares.

4.8 Nasdaq Compliance; Voting Rights. The issuance of the Notes and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b) and 5635(d), subject to the pricing, caps and limitations set forth in the Notes and this Agreement, any applicable home country practice exemption disclosed pursuant to Nasdaq Rule 5615(a)(3), and any shareholder approval obtained after the Signing Date, if applicable. The Company is not in violation of Nasdaq Rule 5640 (Voting Rights).

4.9 Private Placement; No Registration; No Integrated Offering; No General Solicitation. Assuming the accuracy of the Purchasers’ representations in Section 5 hereof, the offer, sale and issuance of the Notes pursuant to this Agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S. Neither the Company nor, to the Company’s knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Notes. Neither the Company nor, to the Company’s knowledge, any of its affiliates has, directly or through any agent, engaged in any integration of this offering with any other offering of the Company’s securities that would require registration of the Notes under the Securities Act.

4.10 Rule 506(d) Bad Actor. The Company has exercised reasonable care to determine whether any “covered person” of the Company is subject to a disqualifying event under Rule 506(d) of Regulation D and is not aware of any such disqualifying event, except for disqualifying events covered by Rule 506(d)(2) or (d)(3) that have been disclosed in writing to the Purchasers.

4.11 Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.12 No Stop Orders; No Manipulation. No stop order suspending the effectiveness of any registration statement of the Company has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the SEC. The Company has not taken, directly or indirectly, any action intended to cause or reasonably likely to result in the stabilization or manipulation of the price of any security of the Company.

4.13 Home Country Practice; Nasdaq Rule 5615(a)(3). The Company is a “foreign private issuer” within the meaning of the Exchange Act and, as such, is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq Rules that are expressly ineligible for such exemption. To the extent the Company elects to follow home country practice in lieu of any Nasdaq corporate governance requirement, the Company has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3) (including disclosure in the Company’s SEC Reports and, as applicable, on its website) identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Notes and the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the Cayman Islands and the M&A and, to the extent applicable, in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of the Company’s shareholders is required under the laws of the Cayman Islands, the M&A or the Company’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and the reservation of the Conversion Shares, and the Company is at the date of this Agreement, and will be as of the date of the issuance of the Notes, eligible for an exemption from shareholder approval requirements under Nasdaq Listing Rule 5635(d) in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3).

4.14 No Financial Assistance Issues; Brokers. Under Cayman Islands law, there is no prohibition on the Company providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby, except as has been disclosed in writing to the Purchasers.

5.	Representations And Warranties Of Purchasers

Each Purchaser, severally and not jointly hereby represents and warrants to the Company as of the Signing Date and as of the Closing Date as follows:

5.1 Organization; Power; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

5.2 Regulation S Compliance.

(a) At the time hereof, the Purchaser is physically outside the United States.

(b) The Purchaser is acquiring their respective Note and any Conversion Shares for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing their Respective Note and any Conversion Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

(c) The Purchaser will make all subsequent offers and sales of their respective Note and any Conversion Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Purchaser will not resell their respective Note or any Conversion Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(d) The Purchaser has no present plan or intention to sell their respective Note or any Conversion Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell their respective Note or any Conversion Shares and is not acting as a distributor of such securities.

(e) Neither the Purchaser, its Affiliates nor any Person acting on behalf of such Purchaser, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to their respective Note or any Conversion Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(f) The Purchaser is not acquiring the Note or the Conversion Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g) The Purchaser has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Purchaser’s interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

(h) The Purchaser has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Note and the Conversion Shares.

(i) The Purchaser understands the various risks of an investment in the Note and the Conversion Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Note and the Conversion Shares.

5.3 No General Solicitation. The Purchaser is not purchasing their respective Note as a result of any general solicitation or general advertising.

5.4 Rule 506(d) Bad Actor. Neither the Purchaser nor, to its knowledge, any of its affiliates is subject to a disqualifying event under Rule 506(d) that would require disclosure and has provided such information as the Company reasonably requested to permit the Company to comply with Rule 506(d).

5.5 Access to Information; Sophistication; Restricted Securities; Legends. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of an investment in their respective Note and any Conversion Shares. The Purchaser understands that their respective Note and the Conversion Shares have not been registered under the Securities Act or any state securities laws and are “restricted securities” under the Securities Act and applicable state securities laws and that their respective Note and the Conversion Shares may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Purchaser acknowledges and agrees that their respective Note and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends (or notations) under the Securities Act and applicable state law and that the Company, its transfer agent and their respective counsel may place and maintain such legends (or notations) and stop-transfer instructions until such time as the removal of any legend (or notation) is permitted under applicable law and, if requested by the Company or its transfer agent, the Purchaser has delivered to the Company such certificates, agreements, representations and legal opinions of counsel reasonably satisfactory to the Company and its counsel as the Company or its transfer agent may reasonably require to evidence compliance with the Securities Act and applicable state securities laws, including in connection with any proposed resale under Rule 144.

5.6 Sanctions; AML; Anti-Corruption; No Group; No Short Sales. The Purchaser is in compliance with applicable sanctions, anti-money laundering and anti-corruption laws. The Purchaser is not a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to the Company. As of the date hereof, the Purchaser does not have an open short position in the Class A Ordinary Shares and will not enter into any short sale or similar transaction that establishes a net short position with respect to the Class A Ordinary Shares during the period from the Signing Date until the earlier of (a) public announcement of the transactions contemplated hereby and (b) the Closing.

5.7 Transfer Procedures. Without limiting Section 5.5 hereof, the Purchaser consents to the placement of restrictive legends (or book-entry notations) on their respective Note and any Conversion Shares and to the entry of customary stop-transfer instructions with the Company’s transfer agent, and agrees that any removal of legends (or notations) and any transfers shall be effected in compliance with the Securities Act and applicable state securities laws, the terms of the Transaction Documents, and the Company’s and its transfer agent’s reasonable procedures, including the provision of customary seller and broker certificates and legal opinions of counsel reasonably satisfactory to the Company and its counsel in connection with any proposed resale under Rule 144 or other available exemption.

5.8 Financial Forecast. The Financial Forecast, including the forecast NPAT for each Performance Year, has been prepared in good faith based on assumptions believed by the Holding Company and the Purchasers to be reasonable at the time of preparation, and that all material assumptions, limitations and dependencies relevant to the Financial Forecast and the forecast NPAT have been fairly disclosed to the Company.

6.	Covenants.

6.1 Covenants of the Company. For so long as the Notes remain outstanding, the Company shall:

(a) Remain duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and retain all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) Maintain its listing on the Nasdaq, subject to market and regulatory conditions beyond its reasonable control, and shall submit a Listing of Additional Shares notification to Nasdaq under Rule 5250(e)(2) at least fifteen (15) calendar days prior to any issuance of Conversion Shares and shall otherwise comply with applicable Nasdaq Rules, including Rules 5635(b), 5635(d) and 5640;

(c) Refrain from taking any action with the primary purpose of frustrating or preventing lawful conversion of the Notes in accordance with their terms;

(d) Comply with all applicable laws, including without limitations its reporting obligations under the Exchange Act and the Nasdaq Rules, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(e) promptly notify the Purchasers of any event that would reasonably be expected to materially affect the convertibility, enforceability or value of the Notes;

(f) reserve and keep available out of its authorized but unissued Class A Ordinary Shares, free of preemptive rights, such number of Class A Ordinary Shares as shall be sufficient to effect the conversion of the Notes in full, the outstanding principal amount of the Notes at the fixed Conversion Price, subject to the limitations in the Notes, applicable law, the Nasdaq Rules, any required shareholder approval, the Voting Rights Limitation, and Performance Tranche Limitation; and

(g) furnish such information and confirmations as the Purchasers may reasonably require in connection with any proposed conversion and compliance with the Voting Rights Limitation, and Performance Tranche Limitation.

6.2 Covenants of the Purchasers.

(a) For so long as the Notes remain outstanding, each Purchaser shall not effect any conversion, transfer or other arrangement designed to circumvent the Voting Rights Limitation, or Performance Tranche Limitation, whether through nominees, affiliates, derivative arrangements or otherwise; and

(b) For so long as any Annual Performance Tranche (as hereinafter defined) remains outstanding and non-convertible, each Purchaser shall, to the extent it has the legal right or practical ability to do so, use its best efforts to cause the Holding Company or MTS to provide the Company with audited financial statements, management accounts, supporting schedules, auditor confirmations, tax computations and other information reasonably required by the Company to determine the actual NPAT of the Holding Company for the relevant Performance Year and whether the Minimum Forecast Threshold (as hereinafter defined) has been satisfied in accordance with Section 6.4.

6.3 Voting Rights Limitation. For so long as any portion of aggregate principal of the Notes is outstanding, notwithstanding anything to the contrary contained in the Notes or the Transaction Documents, the Company shall not effect any conversion of the Notes, and the Purchasers shall not have the right to convert any portion of the Notes, if immediately after giving effect to such conversion, the Purchaser, together with any affiliate thereof, would hold total voting rights in excess of 24% of the total voting rights of the Company’s outstanding capital shares on a fully diluted basis immediately after giving effect to such conversion (the “Voting Rights Limitation”). For the avoidance of doubt, the Voting Rights Limitation shall apply to all Class A Ordinary Shares held by the Purchaser and its affiliates, whether acquired previously, hereafter or upon the conversion of their respective Note. Each Purchaser shall provide, together with each conversion notice required under the terms of the Notes, a certification of its then current voting rights and such supporting information as the Company may reasonably require to confirm compliance with the Voting Rights Limitation. The Voting Rights Limitation shall not be increased above 24% unless expressly agreed by the Company and the relevant Purchaser and only to the extent legally permissible under applicable securities laws, Nasdaq rules and the Company’s corporate approvals.

6.4 Performance Tranche Limitation and Conversion Eligibility.

(a) For the purposes of determining conversion eligibility, the Principal Amount shall be divided into three equal annual performance tranches of an aggregate of US$120,000,000.00 each (each, an “Annual Performance Tranche” and collectively, the “Annual Performance Tranches”), and the portion of each Annual Performance Tranche allocated to each Purchaser shall be as set forth on Annex I hereto. The Annual Performance Tranches shall correspond respectively to the three financial years covered by the Financial Forecast. Each such financial year set forth in Annex I hereto together with the corresponding year set forth in the Financial Forecast is referred to herein as a “Performance Year,” and collectively, the “Performance Years”;

(b) The portion of the Principal Amount corresponding to an Annual Performance Tranche shall be eligible for conversion within such Performance Year only if the actual net profit after tax of the Holding Company (“NPAT”) for such corresponding Performance Year is equal to or greater than fifty percent (50%) of the forecast NPAT set forth in the Financial Forecast for such Performance Year (the “Minimum Forecast Threshold”). Each Annual Performance Tranche shall be assessed separately and solely by reference to the corresponding Performance Year. The Minimum Forecast Threshold shall be tested solely by reference to NPAT. For the avoidance of doubt, revenue, gross profit, EBITDA, operating profit, cash flow or any other financial metric shall not be used to determine conversion eligibility unless expressly agreed by the Company in writing;

(c) Within twenty (20) Business Days after receipt of audited financial statements of the Holding Company for the relevant Performance Year, or such other financial information, in each case in form and substance reasonably satisfactory to the Company, the Company, in its sole discretion, shall determine whether the applicable Minimum Forecast Threshold has been satisfied. If the Company determines that the applicable Minimum Forecast Threshold has been satisfied, it shall promptly notify the applicable Purchaser in writing of such determination (a “Conversion Eligibility Notice”), and the relevant Annual Performance Tranche shall become eligible for conversion on the date of such notice. No Annual Performance Tranche may be converted unless and until the Company has delivered a Conversion Eligibility Notice in respect of such Annual Performance Tranche. Once an Annual Performance Tranche becomes eligible for conversion, it shall remain eligible for conversion until converted, redeemed, repurchased or otherwise cancelled in accordance with the terms of the applicable Note; and

(d) If the Company does not determine, pursuant to Section 6.4(c), that the applicable Minimum Forecast Threshold has been satisfied, the relevant Annual Performance Tranche shall remain outstanding but shall not be convertible unless otherwise expressly agreed by the Company in writing. For the avoidance of doubt, the satisfaction of the Minimum Forecast Threshold for any subsequent Performance Year shall not render convertible any Annual Performance Tranche relating to a prior Performance Year that failed to satisfy the applicable Minimum Forecast Threshold.

7.	Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Notes and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Notes from time to time; provided, however, the Purchasers may not sell, assign, transfer, convey or pledge any interest in the Notes except in compliance with the Securities Act, applicable state securities laws, the terms of the Transaction Documents, and the reasonable procedures of the Company and its transfer agent, including the delivery of customary certificates and legal opinions reasonably requested in connection with any proposed transfer.

7.4 Entire Agreement. This Agreement, the Acquisition Agreement, the Notes, the Exhibits and Annexes hereto, the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Acquisition Agreement, the Notes, and the other Transaction Documents.

7.5 Severability; Counterparts; Electronic Signatures. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in counterparts and by electronic signatures that comply with the U.S. federal ESIGN Act of 2000.

7.6 Amendment and Waiver; Termination. This Agreement and the Notes may be amended, waived or modified only by a written instrument signed by the Company and Purchasers holding, at the time of amendment, waiver or modification, more than 50% of the outstanding Principal Amount; provided, however, that no amendment, waiver or modification shall, without the prior written consent of each Purchaser or Holder directly and adversely affected thereby: (a) reduce the principal amount of any Note; (b) change the Conversion Price or any provision governing the calculation or adjustment thereof, other than pursuant to the express terms of the applicable Note; (c) increase, waive or otherwise modify the Voting Rights Limitation; (d) amend, waive or otherwise modify the Performance Tranche Limitation, any Annual Performance Tranche, any Minimum Forecast Threshold, any Performance Year, or the conditions to conversion of any Annual Performance Tranche; (e) impose any maturity date or otherwise amend any provision relating to the perpetual nature of any Note; (f) amend any redemption, repurchase or Fundamental Change provision applicable to any Note; or (g) amend any transfer restriction applicable to any Note or any Conversion Shares. Any amendment, waiver or modification that disproportionately and adversely affects one Purchaser or Holder relative to the other Purchasers or Holders shall also require the prior written consent of such disproportionately affected Purchaser or Holder. Notwithstanding anything to the contrary herein, this Agreement shall automatically terminate without further action of the parties upon any termination of the Acquisition Agreement prior to the closing thereunder, and in such event the Notes shall not be issued and no party shall have any liability hereunder except as expressly provided to survive such termination.

7.7 Public Company and Nasdaq Compliance Savings Clause. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require the Company or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or Cayman Islands law, the Company’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement and the Notes shall be interpreted and applied in a manner intended to preserve compliance.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Documents by law, or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

Exhibit B

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THIS NOTE OR CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

___________________________

CONVERTIBLE PROMISSORY NOTE

$[*]	[*], 2026 (“Issuance Date”)
Number: MSW_MTS_2026-[*]

FOR VALUE RECEIVED, Ming Shing Group Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Maker” or “Company”), hereby promises to pay to the order of [*], a [*] established under the laws of [*], in its capacity as Note Recipient under the Acquisition Agreement (as such term is defined in the Agreement) (“Holder”), at such place as Holder may from time to time direct, in lawful money of the United States of America, a principal sum of $[*] (the “Principal Amount”) in accordance with the terms and provisions of this Convertible Promissory Note (this “Note”).

This Note is issued pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”), dated as of the date hereof, by and among the Company, Holder and the holder of other note issued pursuant to the Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Agreement. This Note may be redeemed or converted in accordance with the terms of the Agreement. This Note is a direct, unconditional, unsecured and unsubordinated obligation of the Company and ranks pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application

SECTION 1

PRINCIPAL AND INTEREST

A. Principal. The outstanding principal balance of this Note at any one time is the Principal Amount less any principal amount converted pursuant to the terms of Section 4 of this Note. The Principal Amount constitutes a valid and binding obligation of Maker in accordance with the terms and conditions contained herein. The Principal Amount constitutes acquisition consideration pursuant to the terms of the Acquisition Agreement (as such term is defined in the Agreement), and no cash will be advanced by the Holder to the Maker pursuant to the terms of this Note.

B. Interest. No ordinary interest shall accrue on the Principal Amount, and no interest payments shall be due on this Note.

SECTION 2

GENERAL TERMS

A. Maturity Date. This Note has no fixed maturity date and shall remain outstanding unless and until converted in full, redeemed pursuant to an express provision herein, repurchased by the Maker and cancelled, or otherwise cancelled by written agreement of the Maker and the Holder in accordance with the terms of this Note.

B. No Prepayment. Except as otherwise indicated in this Note, the balance of the Principal Amount of this Note may not be prepaid by Maker, in whole or in part.

C. Payments. All payments hereunder shall be made in lawful money of the United States of America at such other place as Holder may direct, by check payable to Holder or by wire transfer to a bank designated by Holder. All payments made by Maker under this Note shall be applied to the outstanding balance of the Principal Amount of the Note.

D. No Scheduled Redemption; No Amortization; No Repurchase. This Note shall not be subject to any scheduled amortization, sinking fund or mandatory redemption by reason only of the passage of time. The Maker shall have no obligation to repay the Principal Amount on any fixed date. The Maker may not redeem, repurchase or otherwise retire this Note, in whole or in part, without the prior written consent of the Holder, except to the extent required by applicable law or necessary by reason of tax, illegality, regulatory prohibition or a similar mandatory legal reason. Any portion of the Note so redeemed or repurchased by the Maker shall forthwith be cancelled and may not be reissued.

E. Holder Put Right Upon Fundamental Change. Upon the occurrence of a Fundamental Change, the Maker shall give the Holder prompt written notice thereof, and the Holder shall have the right, exercisable by written notice delivered to the Maker within twenty (20) Business Days after receipt of such notice, to require the Maker to redeem all or any part of the outstanding Principal Amount under this Note designated by the Holder at 101% of the then outstanding Principal Amount to be redeemed. Such redemption shall be effected on a date designated by the Holder in its notice, which date shall be not less than five (5) Business Days nor more than twenty (20) Business Days after the Maker’s receipt of such notice. Any portion of this Note not so redeemed shall remain outstanding in accordance with its terms. “Fundamental Change” means: (a) the delisting of the Maker’s Class A Ordinary Shares from Nasdaq without listing on another Primary Market (as hereinafter defined); (b) any merger, amalgamation, consolidation, scheme of arrangement, sale of all or substantially all assets or similar transaction resulting in a change of control of the Maker; or (c) any liquidation, dissolution or winding up of the Maker.

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SECTION 3

events of default; rights and remedies

A. Events of Default. For purposes of this Note, “Event of Default” means any one or more of the following events, conditions or acts:

(i) Failure by the Maker to pay any amount when due under an express redemption obligation, repurchase obligation or other payment obligation arising under this Note or the Agreement;

(ii) Failure by the Maker to issue Conversion Shares when due in accordance with the terms of this Note and the Agreement, other than where such failure results solely from incomplete information or certification provided by the Holder or from a legal or regulatory impediment not arising from a material breach of the Maker of the terms of this Note or the Agreement;

(iii) The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note or the Agreement;

(iv) The Maker (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (b) makes an assignment for the benefit of its creditors outside the ordinary course of business, (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (d) is adjudicated as insolvent or to be liquidated or is otherwise liquidated or dissolved, or (e) takes corporate action for the purpose of any of the foregoing;

(v) Any material provision of the Note, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect and the Note ceases to be a binding obligation of the Maker; or

(vi) The Class A Ordinary Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 30 consecutive Business Days. “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

B. Rights and Remedies. Upon the occurrence of any Event of Default which is continuing and remains uncured for a period of thirty (30) days, the Holder may by written notice to the Maker declare immediately due and payable any amounts then due and payable under this Note and the Agreement and may pursue specific performance, injunctive relief and any other remedy available at law or in equity with respect to obligations expressly payable or performable thereunder; provided that, for the avoidance of doubt, acceleration shall not create a fixed maturity date for any portion of this Note that is not otherwise due and payable under the terms of this Note or the Agreement, except to the extent otherwise expressly provided therein.

C. Waivers. No waiver under this Section 3 by Holder shall be deemed to have been made unless such waiver is in writing and signed by Holder or confirmed to Maker by electronic communication by an authorized party of Holder. Holder reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

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SECTION 4

conversion

A. Conversion Right. Subject to the limitations of Section 4.C and Section 4.D, at any time or times on or after the applicable Conversion Eligibility Date, and for so long as the relevant Annual Performance Tranche remains eligible for conversion in accordance with the terms of this Note, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid principal amount of such Annual Performance Tranche (the “Conversion Amount”) into fully paid and nonassessable Class A Ordinary Shares in accordance with Section 4.B, at a price of $1.00 per Ordinary Share, being a fixed price agreed by the parties and inserted in this Note and not subject to any floating formula, market-price reset, ratchet, repricing or similar variable-price feature, except for customary structural adjustments expressly set forth herein (the “Conversion Price”). The number of Class A Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section 4.A shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Class A Ordinary Shares upon any conversion. All calculations under this Section 4.A shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Class A Ordinary Shares, the Company shall round such fraction of a share of Class A Ordinary Shares down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Class A Ordinary Shares upon conversion of any Conversion Amount. For the avoidance of doubt, the Holder shall bear taxes arising from its ownership, transfer or disposition of the Note or Conversion Shares, except to the extent otherwise required by law.

B. Mechanics of Conversion.

(i) To convert any Conversion Amount into Class A Ordinary Shares on any date (a “Conversion Date”), the Holder, following receipt of a Conversion Eligibility Notice in respect of the applicable Annual Performance Tranche, shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, together with a certification of its then current voting ights position and such supporting information as the Company may reasonably require to confirm compliance with Section 4.C, and (B) if required by Section 4.B.ii, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Business Day following the date of receipt of a valid Conversion Notice and such certification (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Class A Ordinary Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Class A Ordinary Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Class A Ordinary Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal Amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Holder shall be treated as the record holder only upon the valid issuance or crediting of the applicable Class A Ordinary Shares in accordance with this Note and applicable law.

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(ii) Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

C. Voting Rights Limitation. Notwithstanding anything to the contrary contained in this Note or the Agreement, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that immediately after giving effect to such conversion the Holder, together with any affiliate thereof, would hold total voting rights exceeding 24% of the total voting rights of the Company’s outstanding capital shares on a fully diluted basis immediately after giving effect to such conversion or receipt of shares (the “Voting Rights Limitation”). The Voting Rights Limitation shall apply at all times during the life of this Note and shall be a continuing condition to each conversion. For the avoidance of doubt, the Voting Rights Limitation shall apply to all Class A Ordinary Shares held by the Holder and its affiliates, whether acquired previously, hereafter or upon the conversion of the Note. If any requested conversion would result in the issuance of Class A Ordinary Shares that would cause the Holder together with affiliates to hold total voting rights in excess of the permitted amount hereunder, such conversion shall automatically be reduced to the maximum Principal amount that may be converted without breaching the Voting Rights Limitation, and any Principal amount tendered for conversion in excess of such permitted amount shall remain outstanding under this Note and continue to be convertible in accordance with its terms. The Voting Rights Limitation shall not be increased above 24% unless expressly agreed by the Company and the Holder and only to the extent legally permissible under applicable securities laws, Nasdaq rules and the Company’s corporate approvals. The Holder represents and warrants that it has disclosed all affiliates, ultimate beneficial owners and other Persons whose voting rights must be aggregated with Holder for purposes of determining compliance with the Voting Rights Limitation.

D. Performance Tranche Limitation and Conversion Eligibility.

(i) For purposes of determining conversion eligibility under Section 4.A, the Principal Amount of this Note shall be divided into three equal annual performance tranches of $[*] each (each, an “Annual Performance Tranche” and collectively, the “Annual Performance Tranches”) in the amounts and proportions set forth on Annex I to the Purchase Agreement. The Annual Performance Tranches shall correspond respectively to the three financial years covered by the financial forecast attached as Annex II to the Purchase Agreement (the “Financial Forecast”). Each such financial year set forth in Annex I to the Purchase Agreement together with the corresponding year set forth in the Financial Forecast is referred to herein as a “Performance Year,” and collectively, the “Performance Years.”

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(ii) The Principal amount under this Note corresponding to each Annual Performance Tranche shall be eligible for conversion within such Performance Year only if the actual net profit after tax of the Holding Company (“NPAT”) for such corresponding Performance Year is equal to or greater than fifty percent (50%) of the forecast NPAT set forth in the Financial Forecast for such Performance Year (the “Minimum Forecast Threshold”). Each Annual Performance Tranche shall be assessed separately and solely by reference to the corresponding Performance Year. The Minimum Forecast Threshold shall be tested solely by reference to NPAT. For the avoidance of doubt, revenue, gross profit, EBITDA, operating profit, cash flow or any other financial metric shall not be used to determine conversion eligibility unless expressly agreed by the Company in writing;

(iii) Within twenty (20) Business Days after receipt of audited financial statements of the Holding Company for the relevant Performance Year, or such other financial information, in each case in form and substance reasonably satisfactory to the Company, the Company in its sole discretion shall determine whether the applicable Minimum Forecast Threshold has been satisfied. If the Company determines that the applicable Minimum Forecast Threshold has been satisfied, it shall promptly notify the applicable Purchaser in writing of such determination (a “Conversion Eligibility Notice”), and the relevant Annual Performance Tranche shall become eligible for conversion on the date of such notice (the “Conversion Eligibility Date”). No Annual Performance Tranche may be converted unless and until the Company has delivered a Conversion Eligibility Notice in respect of such Annual Performance Tranche. Once an Annual Performance Tranche becomes eligible for conversion, it shall remain eligible for conversion until converted, redeemed, repurchased or otherwise cancelled in accordance with the terms of this Note; and

(iv) If the Company does not determine, pursuant to Section 4.D(iii), that the applicable Minimum Forecast Threshold has been satisfied, the relevant Annual Performance Tranche shall remain outstanding but shall not be convertible unless otherwise expressly agreed by the Company in writing. For the avoidance of doubt, the satisfaction of the Minimum Forecast Threshold for any subsequent Performance Year shall not render convertible any Annual Performance Tranche relating to a prior Performance Year that failed to satisfy the applicable Minimum Forecast Threshold.

E. Other Provisions.

(i) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

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(ii) The Company shall at all times while this Note remains outstanding reserve and keep available out of its duly authorized and unissued Class A Ordinary Shares, free of preemptive rights, a sufficient number of Class A Ordinary Shares to satisfy conversion of the full outstanding Principal Amount of this Note at the Conversion Price and other notes issued pursuant to the Agreement, subject always to the Voting Rights Limitation, Performance Tranche Limitation and applicable law (the “Required Reserve Amount”), and shall instruct its transfer agent to maintain such reservation. If at any time the number of Class A Ordinary Shares authorized but unissued and not otherwise reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet its obligations pursuant to this Note, and shall recommend that its shareholders vote in favor of such increase. The Company shall also make all Nasdaq notifications, supplemental listing applications and other filings required in connection with this Note and any issuance of Class A Ordinary Shares upon conversion. The Company covenants that, upon issuance in accordance with this Note, the Class A Ordinary Shares will be validly issued, fully paid and nonassessable.

(iii) The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Class A Ordinary Shares may bear legends restricting the transfer thereof.

(iv) The Holder represents and warrants that the Financial Forecast, including the forecast NPAT for each Performance Year, has been prepared in good faith based on assumptions believed by the Holding Company, MTS and the Holder to be reasonable at the time of preparation, and that all material assumptions, limitations and dependencies relevant to the Financial Forecast and the forecast NPAT have been fairly disclosed to the Company.

(v) For so long as any Annual Performance Tranche remains outstanding and non-convertible, the Holder shall, to the extent it has the legal right or practical ability to do so, use its best efforts to cause the Holding Company or MTS to provide the Company with audited financial statements, management accounts, supporting schedules, auditor confirmations, tax computations and other information reasonably required by the Company to determine the actual NPAT of the Holding Company for the relevant Performance Year and whether the Minimum Forecast Threshold has been satisfied in accordance with Section 4.D.

(vi) If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Class A Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of Class A Ordinary Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Class A Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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F. Nasdaq and Home Country Practice. Notwithstanding anything to the contrary herein, the Company shall not be required to issue, and the Holder shall not be entitled to receive, any Class A Ordinary Shares upon conversion of this Note to the extent that, after giving effect to such issuance, the aggregate number of Class A Ordinary Shares issuable under this Note and any other securities issued in connection with the same transaction (and any transaction that Nasdaq would aggregate with such transaction under Rule 5635) would equal or exceed 19.99% of the number of Class A Ordinary Shares outstanding immediately prior to the issuance of this Note or would represent 19.99% or more of the voting power outstanding prior to such issuance, unless and until the Company has obtained the requisite shareholder approval under Nasdaq Rule 5635 or is at such time then eligible to rely on an exemption in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No shareholder approval of the Company shall be a condition to the issuance of this Note. The Company shall be responsible for making all filings, disclosures, submissions, notifications and other procedural steps required in connection with any such reliance. The Company represents and warrants that, as of the date of the issuance of this Note, the Company is eligible for an exemption from such shareholder approval requirements in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). If, after the Issuance Date, the Company ceases to be entitled to rely on such position in a manner that materially affects the conversion mechanics contemplated hereby, the parties shall cooperate in good faith to amend the conversion mechanics or provide for redemption, repurchase or other lawful settlement of the affected portion of this Note so as to preserve the commercial intent of this Note to the maximum extent legally permissible.

SECTION 5

Miscellaneous

A. Transfers and Reissuance. The Note may not be transferred, assigned or otherwise disposed of by the Holder without the prior written consent of the Maker, save that transfers to an affiliate of the Holder may be permitted subject to prior written notice to the Maker, compliance with applicable securities laws, execution of a deed of adherence or equivalent undertaking, and the continued application of the Voting Rights Limitation, and Performance Tranche Limitation to such transferee. The Note and any Class A Ordinary Shares issued upon conversion hereof shall be subject to customary securities law transfer restrictions, restrictive legends and stop-transfer instructions until transfer is permitted under applicable law and this Note. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered in the name of the registered transferee or assignee, representing the outstanding Principal Amount being transferred by the Holder and, if less than the entire outstanding Principal Amount is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal Amount stated on the face of this Note.

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B. Loss, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal Amount.

C. Amendments. Any term of this Note may be amended or waived with the written consent of the Company and the Holder or pursuant to the amendment provisions set forth in the Agreement.

D. Severability. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or part, then such term, covenant or provision only shall be deemed not contained in this Note; the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such clause or provision had never been contained herein or therein; and the application of such term, covenant or provision to other Persons or circumstances shall not be affected, impaired or restricted thereby.

E. Captions. The captions or headings at the beginning of any paragraph or portion of any paragraph in this Note are for the convenience of Maker and Holder and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Note.

F. Governing Law; Venue. The construction and enforcement of this Note shall be governed by the internal laws of the State of New York, without regard to choice of law principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Note and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS NOTE HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS NOTE AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

G. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given when sent by electronic communication to the party listed below and the sending party receives a written response confirming such electronic communication was duly received by the appropriate party:

If to Maker:

Address: Office Unit B8, 27/F, NCB Innovation Centre, No. 888 Lai Chi Kok Road, Cheung

Sha Wan, Kowloon, Hong Kong

Contact: Chi Ming Lam

Email: ir@ms100.com.hk

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If to Holder:

Address: [*]

Contact: [*]

Email: [*]

H. Binding Effect; Assignment. This Note and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign this Note or any rights or duties hereunder, other than by operation of law, without the other party’s prior written consent, which written consent shall not be unreasonably withheld or delayed.

I. Securities Law Compliance. Holder has been advised that the Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder is aware that Maker is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration. Holder is purchasing the Note to be acquired by Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Holder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Holder further represents and warrants as follows:

(i) Holder and all owners, members, partners or any individual or entity having an equity interest in Holder are not “U.S. Persons” within the meaning of Regulation S promulgated under the Securities Act. Holder is acquiring the Note and any Conversion Shares for Holder’s own account, for investment and not for distribution or resale to others and is not purchasing the Note and any Conversion Shares for the account or benefit of any “U.S. Person,” or with a view towards distribution to any “U.S. Person,” in violation of the registration requirements of the Securities Act.

(ii) Holder has not paid, and will not pay, any commission or other remuneration to any person or entity as a commission or fee for this Note.

(iii) Holder has been afforded access to all material books, records and contracts of Maker, and Holder has had an opportunity to ask questions of and receive answers from Maker, or a person or persons acting on its behalf, concerning the terms and conditions of this investment; and all such questions have been answered to the full satisfaction of Holder.

(iv) Holder has had the opportunity to consult with legal counsel in making the representations above and otherwise in regards to this Note, and Holder has the requisite knowledge, upon such counsel, to make the representations herein.

[Signature Page Follows]

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